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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

                                                               February 27, 2001

     This Registration Rights Agreement (this "Agreement") is made and entered
                                               ---------
into as of the date set forth above (the "Effective Date") by and between
                                          --------------
Extreme Networks, Inc., a Delaware corporation (the "Extreme") and WebStacks,
                                                     -------
Inc. ("Company").
       -------

                                   RECITALS
                                   --------

     WHEREAS, in order to induce the Company to enter into that certain Merger Agreement and Plan of Reorganization of even date herewith (the "Merger
                                                                 ------
Agreement") and to induce the Company to enter the Merger Agreement and to
---------
consummate the transactions contemplated thereby (the "Merger"), the parties
                                                       ------
hereto desire to enter into this Agreement and to provide registration and other rights to the Company Shareholders (as defined in the Merger Agreement).

     WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of the Merger Agreement, all of the shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive shares of Common Stock, par value $0.001 per share, of Extreme ("Extreme Common Stock").
                                                --------------------

     Capitalized terms used are not otherwise defined herein have the meanings set forth in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

     1.   REGISTRATION RIGHTS.
          -------------------

          1.1  Certain Definitions.  For purposes of this Section 1:
               -------------------

               (a)  Registration. The terms "register," "registered" and
                    ------------             --------    ----------
"registration" refer to a registration effected by preparing and filing a
 ------------
registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

               (b)  Registrable Securities. The term "Registrable Securities"
                    ----------------------            ----------------------
means (i) the shares of Extreme Common Stock that are issued to the Company Shareholders in the Merger pursuant to Sections 1.6(a) of the Merger Agreement, and (ii) any shares of Extreme Common Stock that may be issued as a dividend or other distribution (including shares of Extreme Common Stock issued in a subdivision and split of Extreme's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of Extreme Common Stock described in clause (i) of this Section 1.1(b) or in this clause (ii); excluding in all cases, however, from the definition of "Registrable Securities" any such shares that are: (w) registered

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under the Securities Act other than pursuant to a registration statement filed pursuant to this Agreement; (x) sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (y) sold pursuant to a registration statement filed pursuant to this Agreement; or (z) sold pursuant to Rule 144 promulgated under the Securities Act or otherwise sold to the public. Only shares of Extreme Common Stock shall be Registrable Securities. Except as provided in clauses (i) and (ii) of the first sentence of this Section 1.1(b), without limitation, the term "Registrable Securities" does not include any shares of Extreme Common Stock that were not issued in connection with the Merger.

          (c)  Holder. The term "Holder" means a Company Shareholder who is the
               ------            ------
original holder of any Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

          (d)  Form S-3. The term "Form S-3" means a registration statement
               --------            --------
filed under Form S-3 under the Securities Act, as such is in effect at the Effective Time, or any successor form of registration statement under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by Extreme with the SEC.

          (e)  Rule 415. The term "Rule 415" means Rule 415 promulgated under
               --------            --------
the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

     1.2  Form S-3 Shelf Registration.
          ---------------------------

          (a)  Filing and Registration Period. Subject to the terms and
               ------------------------------
conditions of this Agreement, consistent with the requirements of applicable law, Extreme shall file with the SEC within 60 days of the Effective Time (as defined in the Merger Agreement) a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "Shelf Registration"). Extreme
                                                  ------------------
shall use commercially reasonable efforts to cause such Shelf Registration to be declared effective as soon as practicable after its filing and to keep the Shelf Registration continuously effective under the Securities Act for a continuous period of time (such period of time being hereinafter called the "Registration
                                                                  ------------
Period") commencing on the date the Shelf Registration is declared effective
------
under the Securities Act by the SEC (the "Date of Effectiveness") and ending on
                                          ---------------------
the one year anniversary that the Shelf Registration and any Subsequent Registration (as defined below) has been effective, provided that in the event that Extreme exercises its right to prohibit sales due to a cessation or suspension of effectiveness as described in Section 1.2(b) below, then Extreme shall extend the Registration Period hereunder by the number of trading days that such sales were so prohibited. Extreme shall have no duty or obligation to keep the Shelf Registration (or any Subsequent Registration, as defined below) effective after the expiration of the Registration Period.

          (b)  Subsequent Registration. If the Shelf Registration is filed with
               -----------------------
the SEC and becomes effective under the Securities Act, and the Shelf Registration or a Subsequent

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Registration (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period, then Extreme shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within thirty days of such cessation of effectiveness, file an amendment to the Shelf Registration seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a "Subsequent
                                                       ----------
Registration"). If a Subsequent Registration is filed, Extreme shall use its
------------
best efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

          (c)  Supplements and Amendments. Subject to the provisions of Section
               --------------------------
1.2(g), during the Registration Period Extreme shall supplement and amend the Shelf Registration or Subsequent Registration, as applicable, if, as and when required by the Securities Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by Extreme for such Shelf Registration.

          (d)  Timing and Manner of Sales. Any sale of Registrable Securities
               --------------------------
pursuant to a Shelf Registration or a Subsequent Registration under this Section
1.2 may be made only during the Registration Period. In addition, any sale of Registrable Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 1.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) and permitted by such form of registration statement. Subject to any other agreements between the Holder and Extreme or Surviving Corporation, notwithstanding the terms and conditions of this Section 1, a Holder may also sell Registrable Securities in a bona fide private offering if the selling Holder provides Extreme with a written opinion of counsel, satisfactory to counsel to Extreme acting in a reasonable manner, that such offer and sale is an exempt transaction under the Securities Act and applicable state securities laws, complies with all requirements for such exemptions and is not made with use of the prospectus for the Shelf Registration (or Subsequent Registration, if applicable), or if such resale is made in accordance with Rule 144 promulgated under the Securities Act (or successor provisions).

          (e)  No Underwritings. No sale of Registrable Securities under any
               ----------------
Shelf Registration (or Subsequent Registration) effected pursuant to this
Section 1.2 may be effected pursuant to any underwritten offering without Extreme's prior written consent, which may be withheld in its sole and absolute discretion.

          (f)  Material Events. In the event of a material development or
               ---------------
potential material development involving Extreme that requires Extreme under the Securities Act and the regulations thereunder to amend the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) in order to cause the prospectus to be current, then Extreme will give written notice to all Holders as soon as practicable, but in no event more than three business days after such event that (i) the Shelf Registration (or Subsequent Registration, as applicable) must be amended and (ii) no sale of Registrable Securities may be made under the Shelf Registration (or Subsequent Registration, as applicable) until such Shelf Registration (or Subsequent Registration, as applicable) has been amended. In the event that Extreme determines

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that an amendment to the registration statement is necessary as provided above, it will use all commercially reasonable efforts to file and cause such amendment to become effective as soon as practicable; whereupon it will notify the Holders that the prospectus is current. In the event that sales under the Shelf Registration (or Subsequent Registration) are prohibited pursuant to this
Section 1.2(f), then after such Shelf Registration (or Subsequent Registration) has been amended, Extreme will give written notice to all Holders as soon as practicable, but in no event more than three business days after such amendment, that sales under the Shelf Registration (or Subsequent Registration) may resume.

          (g)  Trading Window Compliance. The Holders acknowledge that the
               -------------------------
Extreme Insider Trading Compliance Program and Insider Trading Policy, as such may be amended from time to time, a current copy of which has been provided to the Company prior to the Closing (the "Extreme Trading Policy") requires that
                                       ----------------------
those directors, officers and employees of Extreme and its subsidiaries and those other persons whom Extreme determines to be "Access Personnel" or otherwise subject to the "trading window" and pre-clearance requirements of the Extreme Trading Policy (and members of their immediate families and households) are permitted to effect trades in Extreme securities: (i) only during those specified time periods ("trading windows") in which such persons are permitted
                         ---------------
to make sales, purchases or other trades in Extreme's securities under the "trading window" provisions of the Extreme Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with Extreme's Insider Trading Compliance Officer. If a Holder is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the Extreme Trading Policy described above, then, notwithstanding anything herein to the contrary, such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such Extreme Access Personnel are permitted to effect trades in Extreme stock under the Extreme Trading Policy and only after pre-clearing such trades with Extreme's Insider Trading Compliance Officer as provided in the Extreme Trading Policy.

          1.3  Limitations. Notwithstanding the provisions of Section 1.2 above,
               -----------
Extreme shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 1.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 1.2 of this Agreement, as applicable:

               (a) if Form S-3 is not then available for such offering by the Holders;

               (b) if Extreme shall furnish to the Holders (and all other holders of Extreme's registrable securities) a certificate signed by an officer of Extreme stating that, in the good faith judgment of such officer, it would be detrimental to Extreme and its stockholders for such Permitted Window to be in effect at such time, due, for example, to the existence of a material development or potential material development involving Extreme which Extreme would be obligated to disclose in the prospectus contained in the Shelf Registration (or Subsequent Registration, as applicable), which disclosure would, in the good faith judgment of such officer, be premature or otherwise inadvisable at such time or would have a material adverse affect upon Extreme and its stockholders, in which event Extreme will have the right to defer the filing of any such Shelf Registration (or Subsequent Registration, if applicable) for a period of not more than forty days after delivery of such certificate to the Holders;

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               (c)  if Extreme is acquired and Extreme Common Stock ceases to be publicly traded and the consideration received in such acquisition is cash and/or publicly traded securities registered under the Securities Act;

               (d) in any particular jurisdiction in which Extreme would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Extreme is already subject to service of process in such jurisdiction; or

               (e) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or if the manner in which any Registrable Securities are disposed of pursuant to the Shelf Registration (or Subsequent Registration, as applicable) is not included within the plan of distribution set forth in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable).

          1.4  Shares Otherwise Eligible for Resale. Notwithstanding anything
               ------------------------------------
herein to the contrary, Extreme shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular
Holder:

               (a) if Extreme or its legal counsel shall have received a "no-action" letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act (or successor provisions), or otherwise;

               (b) if legal counsel to Extreme shall deliver a written opinion to Extreme, its transfer agent and the Holders, in form and substance reasonably acceptable to Extreme to the effect that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act, or otherwise; or

               (c)  after expiration or termination of the Registration Period.

          1.5  Expenses. Extreme shall pay all expenses incurred in connection
               --------
with any registration effected by Extreme pursuant to this Agreement (excluding brokers' discounts and commissions), including, without limitation, all filing, registration and qualification, printers', legal (including, the reasonable fees and expenses of one counsel for the Holders as a group) and accounting fees.

          1.6  Obligations of Extreme. Subject to Sections 1.2, 1.3 and 1.4
               ----------------------
above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, Extreme will, as expeditiously as reasonably possible:

               (a) furnish to the Holders such number of copies of the prospectus for the Shelf Registration (or Subsequent Registration, as applicable), including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the

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Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

               (b) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such notification in writing promptly (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a registration statement that has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Extreme of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by Extreme that a post-effective amendment to a registration statement would be appropriate;

               (c) use all reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as will be reasonably requested by the Holders; provided that Extreme will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless Extreme is already so qualified or subject to service of process, respectively, in such jurisdiction; and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, including the National Association of Securities Dealers as may be necessary by virtue of the business and operations of Extreme; provided that Extreme will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (B) subject itself to taxation in any jurisdiction, or (C) consent to general service of process in any such jurisdiction except as may be required by the Securities Act;

               (d) promptly notify each Holder of Registrable Securities covered by such registration statement, when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, subject to the provisions of this Agreement, at the request of any Holder, prepare and furnish to each Holder of Registrable Securities then outstanding a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary to correct the untrue statement or omission;

               (e) make available for inspection by any Holder of Registrable Securities and any attorney, accountant or other professional retained by any such Holder (collectively, the "Inspectors"), all financial and other records,
                                ----------
pertinent corporate documents and properties of Extreme (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due
 -------
diligence responsibility, and cause Extreme's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement; provided, that prior to any such disclosure, such Inspector executes a non-disclosure agreement in form and substance acceptable to Extreme. Records

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which Extreme determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder of Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of Extreme or its affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Holder of such Registrable Securities further agrees that it will, upon leaning that disclosure of such Records is sought in a court of competent jurisdiction, give written notice to Extreme and allow Extreme, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (f) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market and each securities exchange on which similar securities issued by Extreme are then listed; and

               (g) upon the request of any Holder, promptly provide the name, address and other contract information regarding Extreme's transfer agent for the Registrable Securities and the CUSIP number for the Registrable Securities.

          1.7  Furnish Information. It shall be a condition precedent to the
               -------------------
obligations of Extreme to take any action pursuant to this Section 1 that the selling Holders will furnish to Extreme such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

          1.8  Delay of Registration. No Holder will have any right to obtain or
               ---------------------
seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          1.9  Indemnification.
               ---------------

               (a)  By Extreme. To the extent permitted by law, Extreme will
                    ----------
indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several), and will indemnify and reimburse Holder for any reasonable attorneys' fees and other expenses reasonably incurred by Holder in connection with investigating or defending any such loss, claim, damage, liability, or action, as incurred, to which such Holder may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):
                                                      ---------

                    (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by Extreme pursuant to this Agreement

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pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (ii) the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                    (iii) any violation or alleged violation by Extreme of the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement;

provided however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of Extreme (which consent shall not be unreasonably withheld), nor shall Extreme be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

               (b)  By Selling Holders. To the extent permitted by law, (i) each
                    ------------------
selling Holder will indemnify and hold harmless Extreme, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls Extreme within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which Extreme or any such director, officer, controlling person, underwriter or other such Holder may become subject under the Securities, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration;
(ii) and each such Holder will indemnify and reimburse Extreme or any such director, officer, controlling person, underwriter or other Holder for any reasonable attorneys' fees and other expenses reasonably incurred by Extreme or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred. Each selling Holder's liability pursuant to this Section 1.9(b) shall be limited to an amount equal to the net proceeds received by such selling Holder pursuant to sales under the registration statement.

               (c)  Notice. Promptly after receipt by an indemnified party under
                    ------
this Section 1.9 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is Extreme, Extreme shall have the right and obligation to control the

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

defense of such action, and if Extreme fails to defend such action it shall indemnify and reimburse the selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided, however, that: (i) Extreme shall also have the right, at its option, to assume and control the defense of any action with respect to which Extreme or any person entitled to be indemnified by the selling Holders under Section 1.9(c) is entitled to indemnification from the selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with Extreme and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                (d)  Defect Eliminated in Final Prospectus. The foregoing
                     -------------------------------------
indemnity agreements of Extreme and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "Amended Prospectus"), such indemnity
                                         ------------------
agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this Section 1.9, at or prior to the time such action is required by the Securities Act.

                (e)  Survival. The obligations of Extreme and Holders under this
                     --------
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

          1.10  Duration and Termination of Extreme's Obligations. Extreme will
                -------------------------------------------------
have no obligations pursuant to Section 1.2 of this Agreement with respect to any request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period; (b) with respect to a particular Holder if, in the opinion of counsel to Extreme, all such Registrable Securities proposed to be sold by such Holder may be sold in a three (3) month period without registration under the Securities pursuant to Rule 144 promulgated under the Securities or otherwise; or (c) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

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          1.11  Acknowledgment of Other Agreements. The Holders acknowledge that
                ----------------------------------
they have been informed by Extreme that other stockholders of Extreme currently hold certain Form S-3 and other registration rights that may enable such other stockholders to sell shares of Extreme during the Registration Period or at other times (thus potentially adversely affecting the receptivity of the market to the sale of the Registrable Securities pursuant to a registration effected pursuant to this Agreement).

          1.12  Assignment. Notwithstanding anything herein to the contrary, the
                ----------
rights of a Holder under Section 1 may be assigned only with Extreme's express prior written consent, which may be withheld in Extreme's sole discretion; provided, however, that the rights of a Holder under Section 1 may be assigned without Extreme's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that the assignee first agrees in writing to be bound by all the obligations of the Holders under this Section 1. Any attempt to assign any rights of a Holder under Section 1 without Extreme's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in Section 1 by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "Permitted Assignees" for purposes of this Section 1.12: (a) a trust whose beneficiaries consist solely of a Holder and such Holder's spouse, lineal descendants or antecedents, father, mother, brother, sister, adopted child, and/or adopted grandchild ("Immediate Family Members") and/or the spouse(s) of any Immediate Family Members and/or the legal guardian(s) of Immediate Family Members; (b) the personal representative (such as an executor of a Holder's will), custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder; (c) Immediate Family Members of a Holder; (d) partners of a Holder that is a partnership; (e) members of a Holder that is a limited liability company; or (f) a person or entity that directly or indirectly controls, is controlled by, or is under common control with, a Holder.

          1.13 The provisions of this Section 1 shall survive and remain operative and in full force and effect following the Effective Time.

     2.   GENERAL PROVISIONS.
          ------------------

          2.1   Notices. All notices, requests and other communications
                -------
hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

     If to Extreme to:

                                             Extreme Networks, Inc.
                                             3585 Monroe Street
                                             Santa Clara, CA  95051
                                             Facsimile No.: (408) 579-3000

                                             Attn: Vito Palermo

     with a copy (which shall not constitute notice to:

                                             Gray Cary Ware & Freidenrich LLP
                                             139 Townsend Street, Suite 400
                                             San Francisco, CA 94107-1922
                                             Facsimile No.: (415) 836-9220
                                             Attn: J. Howard Clowes

     If to the Company to:

                                             WebStacks, Inc.
                                             444 Oakmead Parkway
                                             Sunnyvale, CA 94085
                                             Facsimile No.: (408) 524-3598
                                             Attn: Ratinder Ahuja and Rick Lowe

     with a copy (which shall not constitute notice) to:

                                             Thoits, Love, Hershberger & McLean
                                             245 Lytton Avenue, Suite 300
                                             Palo Alto, CA  94301
                                             Facsimile No.: (650) 325-5572
                                             Attn: Carolyn M. Bruguera


     All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 2.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 2.1, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this
Section 2.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 2.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          2.2  Entire Agreement. This Agreement, together with all the exhibits
               ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          2.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws and choice of law.

          2.4  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          2.5  Third Parties. Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          2.6  Successors and Assigns. Subject to the provisions of Section
               ----------------------
1.12, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          2.7  Captions. The captions to sections of this Agreement have been
               --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          2.8  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.9  Costs and Attorneys' Fees. In the event that any action, suit or
               -------------------------
other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's reasonable costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of February 27, 2001.

WEBSTACKS, INC.                         EXTREME NETWORKS, INC.

By:__________________________________   By:__________________________________
   Name:                                   Name:
   Title:                                  Title:

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